UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     July 6, 2012

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided under Item 2.01 “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 6, 2012, Ameris Bank (the “Bank”), the wholly-owned banking subsidiary of Ameris Bancorp (the “Company”), entered into a Purchase and Assumption Agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), as Receiver of Montgomery Bank & Trust, Ailey, Georgia (“Montgomery”), and the FDIC, acting in its corporate capacity, pursuant to which the Bank acquired certain assets, and assumed substantially all of the deposits, of Montgomery (the “Acquisition”).

Under the terms of the Agreement, the Bank assumed approximately $156.6 million in customer deposits and acquired approximately $18.1 million in assets, including approximately $16.7 million in cash and cash equivalents and approximately $1.2 million in deposit-secured loans. The assets were acquired without a discount and the deposits were assumed with no premium. To settle the transaction, the FDIC made a cash payment to the Bank totaling approximately $138.7 million, based on the differential between liabilities assumed and assets acquired.

The terms of the Agreement provide for the FDIC to indemnify the Bank against certain claims, including, but not limited to, claims with respect to liabilities and assets of Montgomery or any of its affiliates not assumed or otherwise purchased by the Bank, with respect to claims made by shareholders of Montgomery and with respect to claims based on any action by Montgomery’s directors, officers and other employees.

The summary of the Agreement included in this report is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

Except where noted otherwise, the financial data relating to Montgomery below are estimated amounts as of July 6, 2012, (the “Closing Date”) based on preliminary information maintained by Montgomery and provided to the Bank immediately following the Acquisition. Final information regarding the assets acquired and liabilities assumed is not expected to be provided to the Bank by the FDIC until after the date of this report, and the final amounts could differ materially from the estimated amounts.

The estimated fair values of the assets acquired and liabilities assumed in the Acquisition as of the Closing Date are detailed in the following table (dollars in thousands):

Estimated amount as of July 6, 2012

Assets Acquired:
Cash and due from banks	$16,728
Loans	1,220
Other assets	160

Assets acquired	18,108
Cash received to settle the acquisition	138,740

Fair value of assets acquired	$156,848

Liabilities Assumed:
Deposits	$156,647
Other liabilities	201

Fair value of liabilities assumed	156,848

Net Assets Acquired	$—

Prior to the Acquisition, Montgomery operated two branch office locations in Ailey and Vidalia, Georgia, both of which are now banking offices of the Bank. The Bank did not acquire the real estate, banking facilities, furniture or equipment of Montgomery. However, under the Agreement, the Bank has a 90-day option to purchase or assume the lease for the real estate and furniture and equipment from the FDIC. Acquisition costs of the real estate and furniture and equipment would be based on current appraisals and determined at a later date. The historical cost of such real estate, furniture and equipment is estimated at approximately $5.9 million. Currently, all Montgomery banking facilities and equipment are leased by the Bank from the FDIC on a month-to-month basis.

The Company believes that continuity of Montgomery’s operations is substantially lacking prior to and after the Acquisition because (i) the Bank is effectively only acquiring bank branches that correspond to the assumption of the related deposit liabilities; (ii) the Bank plans to reduce a substantial portion of total deposits assumed within a very short period after the Acquisition; (iii) the Bank is acquiring minimal income-producing assets of Montgomery; and (iv) the Bank is not retaining the senior management responsible for the historical investment and lending activities of Montgomery. In addition, a substantial majority of the cash and cash equivalents acquired by the Bank in the Acquisition originated from the FDIC rather than Montgomery.

Additional detail regarding the estimated amounts of the deposits assumed in the Acquisition as of the Closing Date is provided below.

Deposits

The following table presents by deposit category the estimated amounts of deposits assumed and the estimated weighted average of contractual rates (dollars in thousands):

	July 6, 2012
	Amount	Contractual interest rate
Non-interest bearing deposits	$21,635	—
NOW and money market accounts	20,104	0.50%
Savings deposits	5,612	0.50%
Certificates of deposit	109,296	1.71%

Contractual balance of deposits acquired	$156,647	1.28%

The following table presents estimated information about the maturities of certificates of deposit assumed with balances of $100,000 or more (dollars in thousands):

Amount as of July 6, 2012
Certificates of deposit $100,000 and over:
Maturing within three months	$7,413
After three but within six months	13,513
After six but within twelve months	29,219
After twelve months	29,328

Total certificates of deposit $100,000 and over	$79,473

Under the Agreement, the Bank may reduce interest rates on assumed deposits. Because a majority of the assumed deposits are at rates higher than those currently offered by the Bank, the Bank intends to reduce the interest rates accordingly. It is believed that these rate reductions will ultimately reduce the aggregate balance of assumed Montgomery deposits from approximately $156.6 million to approximately $90.0 million. A substantial portion of the deposits reflected in the table above are expected to be reduced.

The deposits assumed in the Acquisition include approximately $33.7 million of Internet deposits, which the Bank defines to be deposits obtained through an Internet-based broker service. These Internet deposits have an estimated weighted average remaining maturity of 13.9 months and an estimated weighted average interest rate of 0.87%, which the Bank plans to immediately re-price to current market rates as permitted by the Agreement.

Unaudited combined balance sheet

Set forth below is an unaudited, selected combined balance sheet giving effect to the Acquisition. This information is based in part on, and should be read together with, the Company’s consolidated financial statements and other financial information set forth in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Information included for assets acquired and liabilities assumed in the Acquisition is as of the Closing Date.

UNAUDITED COMBINED BALANCE SHEET

As of March 31, 2012

(Dollars in thousands)

	The Company as of March 31, 2012	Montgomery as of July 6, 2012	Combined

Assets
Cash and investment securities	$641,893	$155,468	$797,361
Net loans	1,963,395	1,220	1,964,615
Other assets	437,946	160	438,106

Total assets	$3,043,234	$156,848	$3,200,082

Liabilities and stockholders’ equity
Deposits	$2,665,360	$156,647	$2,822,007
Borrowings	32,600	—	32,600
Other liabilities	47,577	201	47,778
Total liabilities	2,745,537	156,848	2,902,385
Total stockholders’ equity	297,697	—	297,697

Total liabilities and stockholders’ equity	$3,043,234	$156,848	$3,200,082

Tangible common equity to tangible assets	7.95%		7.56%
Tangible common equity to risk-weighted assets	14.13%		14.12%
Tier 1 capital to average assets	11.01%		10.45%
Total capital to risk-weighted assets	20.38%		20.37%
Loans to deposits	73.66%		69.625%

Forward-Looking Statements

Certain of the statements made in this report are “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s control and which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the Company’s use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation, legislative and regulatory initiatives; additional competition in the Company’s markets; potential business strategies, including acquisitions or dispositions of assets or internal restructuring, that may be pursued by the Company; state and federal banking regulations; changes in or application of environmental and other laws and regulations to which the Company is subject; political, legal and economic conditions and developments; financial market conditions and the results of financing efforts; changes in commodity prices and interest rates; weather, natural disasters and other catastrophic events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission under the Exchange Act.

All written or oral forward-looking statements that are made by or are attributable to the Company, including its subsidiaries, are expressly qualified in their entirety by this cautionary notice. The Company’s forward-looking statements apply only as of the date of this report or the respective date of the document from which they are incorporated herein by reference. The Company has no obligation and does not undertake to update, revise or correct any of the forward-looking statements after the date of this report, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events.

On July 6, 2012, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Because the Company believes that continuity of Montgomery’s operations is substantially lacking prior to and after the Acquisition for the reasons stated in Items 1.01 and 2.01 above, no additional financial information regarding Montgomery is being provided under this Item 9.01.

(b)	Pro Forma Financial Information.

Because the Company believes that continuity of Montgomery’s operations is substantially lacking prior to and after the Acquisition for the reasons stated in Items 1.01 and 2.01 above, no additional financial information regarding Montgomery is being provided under this Item 9.01.

(d)	Exhibits.

2.1	Purchase and Assumption Agreement dated as of July 6, 2012 by and among the Federal Deposit Insurance Corporation, Receiver of Montgomery Bank & Trust, Ailey, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

99.1	Press release dated July 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer (principal accounting and financial officer)

Dated: July 12, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Purchase and Assumption Agreement dated as of July 6, 2012 by and among the Federal Deposit Insurance Corporation, Receiver of Montgomery Bank & Trust, Ailey, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

99.1	Press release dated July 6, 2012.